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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                      AMERICAN BUSINESS INFORMATION, INC.



                                   ARTICLE I.
                                      Name

         The name of the Corporation shall be American Business Information, Inc.


                                  ARTICLE II.
                          Registered Office and Agent

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of the Registered Agent at such address is The Corporation Trust Company.


                                  ARTICLE III.
                                    Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE IV.
                                Authorized Stock

A. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is three hundred million (300,000,000) shares which shall be divided into three classes as follows:

          (i) Two Hundred Twenty Million (220,000,000) shares of Class A Common Stock of the par value of one fourth of one cent ($0.0025) per share;

          (ii) Seventy-Five million (75,000,000) shares of Class B Common Stock of the par value of one fourth of one cent ($0.0025) per share; and

          (iii) Five Million (5,000,000) shares of Preferred Stock with a par value of one fourth of one cent ($0.0025) per share.

     Upon this Certificate of Amendment of Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the



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Corporation's Common Stock, one fourth of one cent ($0.0025) par value, then issued (including shares held in the treasury of the Corporation), shall be automatically reclassified, changed and converted into one (1) fully paid and non-assessable share of Class B Common Stock, one fourth of one cent ($0.0025) par value. Any stock certificate which, immediately prior to the Effective Time, represents shares of Common Stock, one fourth of one cent ($0.0025) par value, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class B Common Stock equal to the number of shares of Common Stock represented by such certificate prior to the Effective Time. As soon as practicable after the Effective Time, the corporation's transfer agent shall mail a transmittal letter to each record holder who then holds shares of Class B Common Stock, informing such persons of this reclassification with appropriate instructions on exchanging certificates representing such shares and other relevant matters. The Class A Common Stock and Class B Common Stock are hereinafter collectively referred to as the "Common Stock."

     The rights, preferences, privileges, restrictions and limitations pertaining to the Common Stock, subject to applicable law, are set forth in Section B of this Article IV. The rights, preferences, privileges, restrictions and limitations pertaining to the Preferred Stock, subject to applicable law, are set forth in Article V.

B. COMMON STOCK: Except as set forth expressly in this Section B and to the fullest extent not otherwise required by applicable law, the Class A Common Stock and Class B Common Stock shall be identical in every respect.

          (i) DIVIDENDS: Subject to all of the rights of any Preferred Stock as to dividends, holders of shares of Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at the rate per share of $0.02, per annum, as adjusted for stock splits, stock dividends, recapitalizations, and similar events, payable in preference and priority to any payment of any dividend on the Class B Common Stock of the Corporation (such preferential dividends, the "Class A Preferential Dividends"). The Class A Preferential Dividends shall not be cumulative, and no right to such dividends shall accrue to holders of Class A Common Stock unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Class B Common Stock in any fiscal year, other than dividends payable solely in capital stock, until (a) the Class A Preferential Dividends have been paid to or declared and set apart upon all shares of Class A Common Stock during that fiscal year, and
          (b) such dividend is declared by the Board of Directors. All dividends other than the Class A Preferential Dividends shall be paid, when, as and if declared by the Board of Directors, at an equal per-share rate on all then-outstanding shares of Class A Common Stock and Class B Common Stock.

          (ii) VOTING: To the fullest extent not otherwise required by law, the holder of each share of Class A Common Stock issued and outstanding shall have one vote with respect to such share and the holder of each share of Class B Common Stock shall have ten (10) votes with respect to such share, such votes to be



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          counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Holders of Common Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Pursuant to Section 242(c) of the General Corporation Law of Delaware, the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, voting together as a single class.

          (iii) ALLOCATIONS OF PROCEEDS UPON LIQUIDATION: In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event") the assets or funds of the Corporation legally available for distribution to its stockholders by reason of their ownership of the stock of the Corporation shall, subject to all of the rights of any Preferred Stock to receive assets of the Corporation upon a Liquidation Event, be distributed as follows: first, the holders of Common Stock shall be entitled to receive for each outstanding share of Common Stock then held by them an amount equal to all declared but unpaid dividends on such share; second, all remaining assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock held by them. For purposes of this paragraph, a merger or consolidation of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up, unless the stockholders of the Corporation immediately prior to such transaction hold at least 50% of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or sale of assets reorganization.

C. ISSUANCES AND REPURCHASES OF COMMON STOCK: The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. In addition, the Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as therwise permitted by law."



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                                   ARTICLE V.
                       Rights and Preferences of Holders
                               of Preferred Stock

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which data or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking funds;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

H.   Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividend shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of each series of Preferred




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Stock in accordance with each such series respective preferential amounts
(including unpaid cumulative dividends, if any).


                                  ARTICLE VI.
                                  Incorporator

     The name and mailing address of the Incorporator is Vinod Gupta, 5711 South 86th Circle, Omaha, Nebraska 68127. Until the directors are elected, the Incorporator shall manage the affairs of the Corporation, including the adoption of the original bylaws of the Corporation and may do whatever is necessary and proper to effect the organization of the Corporation and the election of directors.


                                  ARTICLE VII.
                                Premptive Rights

     The holders of Common Stock or Preferred Stock of the Corporation shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.


                                 ARTICLE VIII.
                               Board of Directors

A. The number of Directors constitution the entire Board shall be not less than three (3) nor more than fifteen (15), as fixed from time to time by vote of the majority of the entire Board; provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office.

B. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board permits with the term of office of one class expiring each year. At the first annual meeting of shareholders in 1992, the term of office of the first class of Directors will expire and at which them their successors shall be elected for a term expiring at the third succeeding annual meeting after their election. At the annual meeting of the shareholders in 1993, the term of office of the second class of Directors will expire and at which time their successors shall be elected for a term expiring at the third succeeding annual meeting after their election. At the annual meeting of the shareholders in 1994, the term of office of the third class of Directors will expire and at which time their successors shall be elected for a term expiring at the third succeeding annual meeting after their election. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of Directors, may be filled by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election.

C. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by affirmative vote of the holders of fifty percent (50%) or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.


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                                  ARTICLE IX.
                                     Bylaws

     All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. Except as otherwise provided in this Article IX, and in furtherance, and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. The shareholders may expressly provide in any bylaw that such bylaw may not be altered, amended or repealed by the Board of Directors; and a bylaw so providing may not be altered, amended or repealed by the Board of Directors.


                                   ARTICLE X.
                             Amendment of Articles

     Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (in addition to any other vote that may be required by law, this Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of at least sixty percent (60%) of the outstanding shares of the Common Stock of the Corporation, and any series of Preferred Stock entitled to vote generally in the election of Directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of this Certificate of Incorporation.


                                  ARTICLE XI.
                             Liability of Directors

     No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director: ( i ) for any breach of the Director's duty of loyalty to the Corporation or its shareholders; ( ii ) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; ( iii ) under Section 174 of the General Corporation Law of the State of Delaware; or ( iv ) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of the Directors, then the liability of the Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article XI shall not adversely effect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


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                                  ARTICLE XII.
                                Director Voting

     Unless otherwise provided by resolution by the Board of Directors, it shall not be required that elections of Directors be conducted by written ballot.


                                 ARTICLE XIII.
                                Indemnification

     The Corporation shall to the extent required, and may, to the extent permitted, by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, the indemnification provided for in this Article XIII shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any bylaw of this Corporation, agreement, vote or consent of shareholders or disinterested directors or otherwise.